AlphaPoint Technology, Inc., announces the signing of a Value Added Reseller (VAR) Agreement with UK-based Asset Central Europe Ltd. (ACE), as an exclusive reseller to provide AssetCentral™ to customers throughout the UK and Europe.

ACE will provide sales of AlphaPoint’s IT Asset Management Enterprise and SaaS Application AssetCentral™, Implementation and Support services for Data Center Infrastructure Management (DCIM) and IT Asset Management (ITAM) solutions within the UK and the European Union markets in both the Private and Government Sectors.

SARASOTA, FL (PRNewswire – September 12, 2013) – AlphaPoint Technology, Inc., (OTCBB: APPO) a leader in DCIM and ITAM solutions for global enterprises, announced today it has signed a Value Added Reseller (VAR) agreement with Asset Central Europe Ltd. (ACE), to resell AlphaPoint’s AssetCentral™ and implementation and support services within the UK and throughout Europe. Under the terms of the agreement, ACE will provide sales, services and support to meet the requirements of the private and government sectors.

ACE was chosen by AlphaPoint, because of their extensive skills and experience in implementing and supporting Enterprise solutions as well as their professional services expertise. The newly formed partnership will see ACE based in London, England, provide AlphaPoint’s easy-to-use AssetCentral™ ITAM solution, and associated suite of professional services, to its clients throughout the UK and Europe.

AlphaPoint’s product suite includes AssetCentral™, AssetCentral™ Enterprise, AssetCentral™ Professional, AssetCentral™ Lite and AssetCentral™ Ultra-Lite. AlphaPoint also offers Connectivity Modules and APC –IX integrations.

ACE’s Director, Kelvin Harrison, said the agreement would help its clients realize the power of Visualization of the network IT Assets within their Enterprises. “Our mission is to help IT and data center managers and managers in business units from accounting to procurement, to capitalize on one of their most important assets - their Data Center assets. AssetCentral™’s ease-of-use, implementation and cost effectiveness make widespread ITAM deployments, and successful end-user adoption, possible.”

AlphaPoint President, Gary Macleod, said that AlphaPoint’s ITAM solution was carefully selected based on its leading blend of technical features as well as balance between self-service and powerful visualization capabilities.

“At AlphaPoint, we believe that IT Asset Management should be highly intuitive, enabling business users to independently explore their data center assets to make the best decisions possible,” said Macleod. “But, we also know that ease-of-use shouldn’t be a compromise. AlphaPoint’s AssetCentral™ solution combines an intuitive, responsive tool our customers need, with the world-class product features they expect.”

With many organizations employing increasingly mobile and geographically dispersed workforces, Macleod singled out AssetCentral™’s ability to deliver system access and reporting to any mobile device as a particularly important technical capability.

“AlphaPoint enables our clients to access, share and act on their important business data anywhere and anytime from any mobile device via browser-based delivery including, iPhone, iPad and Android devices. AlphaPoint is making Mobile ITAM easy.”

About AlphaPoint Technology:

From its headquarters in Sarasota, Florida, AlphaPoint Technology aims to be a leading provider of DCIM and ITAM solutions. AlphaPoint Technologies provides Data Center and IT Asset Management Software. AssetCentral is a cutting-edge, easy-to-use, web-based IT Asset Management (ITAM software) and Data Center Infrastructure Management (DCIM software) solution that empowers IT professionals to simplify data center operations, streamline processes, implement best practices, improve service delivery, mitigate risk, and help drive Green Data Center Initiatives. To learn more, visit http://www.alphapointtechnology.com.

About ACE:

Asset Central (Europe) Ltd, based in London, England, is a newly formed entity.  It has been created specifically to provide software and services to European data center operators and occupiers, based upon the AssetCentral family of products from AlphaPoint Technology Inc. Its founders, Kelvin Harrison and Nick Koiza have vast experience of the European software market including data center operations. Their operational experience includes the emerging East European markets as well as Western Europe and Scandinavia.

Forward-Looking Statement:

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

Media Contact:

Jay Letendre

AlphaPoint Technology, Inc.

941-907-8822

info@alphapoint-us.com